Schedule A

                         RULE 10f-3 TRANSACTIONS REPORT
                      April 1, 2002 through March 31, 2003
             Affiliated Underwriter: Banc of America Securities, LLC
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                                 Type of
                                 Security*   Date                                 Principal/           Price
Issuer                           (1), (2), Offering   Purchase                    Shares               Paid         % of  % of Fund
                                 (3), (4)  Commenced  Date      Selling Broker**  Purchased  Price/Par By Fund      Issue   Assets
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
NATIONS MASTER INVESTMENT TRUST
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NATIONS HIGH YIELD BOND MASTER PORTFOLIO
Synagro Technologies, Inc.,
 9.50%, 04/01/2009                    3   04/08/02   04/08/02      Lehman Bros.    1,305,000   $100.00   $1,305,000   0.09%   0.37%
Georgia Pacific Corp.
 9.375% 2/01/13                       3   01/23/03   01/23/03     Goldman Sachs    1,190,000  $100.000   $1,190,000   0.24%   0.21%
                                                                 Salomon Smith
Southern Natural Gas Company          3   02/28/03   02/28/03        Barney        2,625,898   $98.710   $2,592,024   0.66%   0.42%
                                                                 Salomon Smith
ANR Pipeline Company                  3   02/28/03   02/28/03        Barney          582,436   $98.710     $574,923   0.19%   0.09%
                                                                 Salomon Smith
Unisys Corp.                          1   03/12/03   03/12/03        Barney        3,779,087   $99.319   $3,753,351   1.26%   0.56%
                                                                 Salomon Smith
Can West Media Inc.                   3   03/31/03   03/31/03        Barney        2,365,000  $100.000   $2,365,000   1.18%   0.32%

NATIONS INTERMEDIATE BOND
AOL-Time Warner, 6.15%, 05/01/07      1   04/03/02   04/03/02   JP Morgan Chase    1,689,000    $99.69   $1,683,680   0.17%   0.47%
AT&T Wireless Service Corporation,
 8.25%, 05/01/12                      1   04/11/02   04/11/02   JP Morgan Chase    1,355,000    $99.50   $1,348,225   0.07%   0.37%
                                                                 Deutsche Bank
CITEC 2002 - VTI A4,                  1   05/09/02   05/09/02     - Alex Brown     2,400,000   $99.996   $2,399,910   0.23%   0.63%
Walmart Stores, 4.375%, 07/12/2007    3   09/17/02   09/17/02    Goldman Sachs       570,000   $104.02     $592,908   0.12%   0.07%

NATIONS MARSICO 21ST CENTURY
                                                                CS First Boston,
                                                                 JP Morgan,
                                                                 Lehman Bros,
                                                                 Morgan Stanley,
                                                                 Salomon Smith
El Paso                               1   06/20/02   06/20/02       Barney            35,144    $19.95     $701,123   0.08%   1.07%
                                                                  Bear Stearns,
                                                                 DMG Equities,
                                                                 Merrill Lynch,
                                                                 Piper Jaffrey,
Leap Frog Enterprises                 1   07/24/02   07/24/02   Salomon Smith Barney  46,020    $13.00     $598,260   0.51%   1.09%
                                                                    Piper Jaffrey,
Red Robin Gourmet Burger, Inc.        1   07/19/02   07/19/02   Wachovia Securities   46,112    $12.00     $553,344   0.92%   0.10%

NATIONS MARSICO GROWTH
                                                                 CS First Boston,
                                                                   JP Morgan,
El Paso                                                            Lehman Bros,
                                                                  Morgan Stanley,
                                      1   06/20/02   06/20/02   Salomon Smith Barney   66,142    $19.95   $1,319,533   0.15%   0.23%

                                                                    Bear Stearns,
                                                                    DMG Equities,
                                                                     Dresdner,
                                                                 JP Morgan, Jeffries,
                                                                   Lazard Freres,
                                                                     SG Cowen,
Wynn Resorts, Limited                 1   10/25/02   10/25/02      Thomas Weisel       613,952  $13.000   $7,981,376   1.77%   1.47%
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* The following designations identify whether the securities are: (1) part of a
Registered Offering; (2) part of an Eligible Foreign Offering; (3) part of an
Eligible Rule 144A Offering; or (4) Eligible Municipal Securities, as such terms are defined in the Procedures for Investment Pursuant to Rule 10f-3 under the
Investment Company Act of 1940, as amended.

** The Selling Broker is not affiliated with the Affiliated Underwriter.

The amount of securities of any class purchased by a Fund and any other investment companies advised by a Sub-Adviser or Adviser to the Funds may not exceed (i) 25% of the principal amount of the offering of such class or (ii) if an Eligible Rule 144A offering, 25% of the total of the principal amount of the offering of such class sold to qualified institutional buyers plus the principal amount of the offering of such class in any concurrent public offering.

The securities were offered in a firm commitment underwriting (unless a rights offering) and the securities purchased were of an issuer who had been in continuous operations for not less than three years, including predecessors (except for Eligible Municipal Securities).